                                                                       EXHIBIT 4


                          REGISTRATION RIGHTS AGREEMENT


         This Registration Rights Agreement, dated as of July 16, 2002 (the "Agreement") is by and among U.S. RealTel, Inc., a Delaware corporation (the "Company") and the Purchasers set forth on Schedule I hereto (the "Purchasers").

         WHEREAS, the Company, Cypress Communications, Inc. ("Cypress") and the Purchasers entered into that certain Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company issued to the Purchasers Fixed Rate Convertible Notes due July 1, 2009 (the "Notes") which are convertible into shares of the Company's common stock, par value $0.001 per share (the "Common Stock") and warrants to purchase Common Stock (the "Convertible Debt Warrants") which are exercisable upon the redemption of the Notes pursuant to Section 2.8 of the Purchase Agreement; and

         WHEREAS, the Company, Cypress and the Purchasers entered into that certain Loan Agreement, dated as of the date hereof (the "Loan Agreement") pursuant to which the Company and Cypress issued term notes to the Purchasers with an aggregate principal amount of Eight Million Dollars ($8,000,000) and the warrants to purchase Common Stock (the "Mezzanine Debt Warrants" and together with the Convertible Debt Warrants, the "Warrants").


         WHEREAS, the Company has agreed to provide certain registration rights to the Purchasers with respect to the Common Stock issuable upon conversion of the Notes and upon exercise of the Warrants.

         NOW THEREFORE, in consideration of the foregoing and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged and as an inducement to the Purchasers to consummate the transactions contemplated by the Purchase Agreement, the Company and the Purchasers hereby agree as follows:

         1. Certain Definitions As used in this Agreement, the following terms shall have the following respective meanings:

         "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Holders" shall mean the holders of the Registrable Securities.

         "Registrable Securities" as of any particular time shall mean (i) the Common Stock issued or issuable upon conversion of the Notes or upon exercise of the Warrants; and (ii) all shares of Common Stock in respect of the Common Stock issuable or issued pursuant to any stock split, stock dividend, recapitalization or similar event in respect of the Common Stock referenced in clause (i); provided, however that "Registrable Securities" shall not include shares of Common Stock which (i) have been registered under the Securities Act pursuant to an effective registration statement filed thereunder and disposed of in accordance with the registration statement covering them or (ii) have been publicly sold by a Holder pursuant to Rule 144 under the Securities Act or (iii) can be resold by the Holder thereof to the public without without registration or restrictions in compliance with Rule 144 in any three (3) month period.

         "Registration Expenses" shall mean the expenses so described in Section 5.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         "Selling Expenses" shall mean the expenses so described in Section 5.

         2.       Demand Registration.

                  2.1 (a) At any time after the first anniversary of date hereof, Holders holding at least fifty-one percent (51%) of the Registrable Securities then held by the Holders may require that the Company file a registration statement on Form S-1 under the Securities Act of all or any part of their Registrable Securities (a "Demand Registration"), subject to the terms and conditions of this Agreement; provided, however, that the Company shall not be obligated to effect more than two (2) registrations on Form S-1 pursuant to this Section 2.1(a). Any request for a Demand Registration shall specify the approximate number of shares of Registrable Securities requested to be registered and the intended method of distribution of the shares. The Company shall, as use its best efforts to effect the registration on Form S-1 of the Registrable Securities (including pursuant to a shelf registration statement) which the Company has been requested to register pursuant to this Section 2.1(a). No additional registrations shall be made by the Company during the one hundred eighty (180) day period following the effective date of any demand registration pursuant to this Section 2.1(a).

                      (b) In the event the Holders own Registrable Securities at such time as the Company shall have qualified for the use of Form S-3 (or any similar form or forms promulgated by the Commission), Holders of at least fifteen percent (15%) of the Registrable Securities then held by the Holders shall have the right to request, in addition to the Demand Registrations, additional registrations on Form S-3 or its successor form, as the case may be (collectively, "Form S-3") and the Company shall promptly give notice of such proposed registration to all Holders of Registrable Securities and the Company shall, as soon as practicable but in any event within forty-five (45) days thereafter, use its best efforts to effect the registration on Form S-3 of the Registrable Securities (including pursuant to a shelf registration statement) which the Company has been requested to register (a) in each request and (b) in any response given within thirty (30) days of the receipt of the notice from the Company pursuant to this Section 2.1(b); provided, however, that the Company shall not be obligated to file and cause to become effective (i) more than two registrations in any twelve month period under this Section 2.1(b) or (ii) any Registration Statement on Form S-3 where the proposed aggregate offering price of the Registrable Securities to be sold thereunder is less than $1,000,000.

                      (c) If an offering pursuant to this Section 2 is underwritten and the managing underwriter(s) advises the Company in writing that in their reasonable and good faith opinion the number of shares of Registrable Securities required to be registered exceeds the number of shares of Registrable Securities that can be sold in an orderly manner in such offering within a price range acceptable to the Company and the Holders, the securities requested by the Company to be included, if any, shall first be excluded from such registration to the extent so required by such limitation; to the extent additional shares need to be excluded in order to conform to such limitation, the securities of the Company held by stockholders of the Company other than the Holders (the "Other Stockholders") shall next be excluded; and then, to the extent additional shares still need to be excluded in order to conform to such limitation, the Registrable Securities requested to be registered by the Holders shall be reduced pro rata based upon the number of shares of Registrable Securities owned by such Holders. The Company shall advise all holders of securities requesting registration as to the number of shares of securities that may be included in the registration and underwriting as allocated in the foregoing manner. If more than twenty percent (20%) of the Registrable Securities of the Holders are excluded pursuant to this Section 2.1(c), such registration will not constitute a Demand Registration pursuant to Section 2.1(a). If any Other Stockholder or Holder who has requested inclusion in such registration as provided in Section 2.1(a) or Section 2.1(b) disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Holders initiating such registration. The securities so withdrawn shall also be withdrawn from registration. If the underwriter has not limited the number of shares to be underwritten and otherwise determine that it would not have a material adverse effect on the marketing of the Registrable Securities, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of shares of Registrable Securities and other securities of the Holders that would otherwise have been included in such registration and underwriting will not be limited thereby.

                  2.2 The Holders will have the right to select one or more underwriters to manage an offering under Section 2.1, which underwriters shall be reasonably acceptable to the Company. The right of any Holder to participate in an underwritten offering under Section 2.1 shall be conditioned upon such Holder's agreement to the terms of such underwriting, including the execution of an underwriting agreement with the underwriters in form and substance reasonably acceptable to the Company. In the event that the Company determines that proceeding with an offering pursuant to this Section 2 would materially interfere with, or require premature disclosure of, business activities or plans of the Company, or give rise, solely because of its timing, to any legal or contractual liability on the part of the Company, the Company may, by written notice, delay for a reasonable period of time the registration or offering, but in no event longer than one hundred twenty (120) days; provided that the Company shall not exercise its right to delay a registration pursuant to this Section
2.2 more than once in any twelve month period.

         3. Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for resale to the public), each such time it will give written notice to all Holders of its intention to do so and of the proposed method of distribution of such securities. Upon the written request of any such Holder, received by the Company within 15 days after the giving of any such notice by the Company, to register any of its Registrable Securities, the Company will use its best efforts to cause the Registrable Securities as to which registration shall have been so requested to be included in the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent and under the conditions that such registration is permitted under the Securities Act. In the event that any registration pursuant to this
Section 3 shall be, in whole or in part, an underwritten public offering of Common Stock and the underwriter reasonably determines that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by Other Stockholders (other than Other Stockholders that requested the registration pursuant a demand registration right of such Other Stockholder), if any, shall be first excluded from such registration to the extent required by such limitation; to the extent additional shares need to be excluded in order to conform to such limitation, the number of shares that may be included in the registration shall be allocated among the Holders requesting registration of Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities that such Holders had requested to be included in such registration. The Company shall advise all holders of securities requesting registration as to the number of shares that may be included in the registration and underwriting as allocated in the foregoing manner. No such reduction shall be made with respect to securities offered by the Company for its own account. If any Holder or Other Stockholder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall also be withdrawn from such registration.

         4. Registration Procedures. If and whenever the Company receives a request pursuant to the provisions of Sections 2 or 3 of this Agreement to effect the registration of any shares of Registrable Securities under the Securities Act, the Company will, within five (5) business days after receipt of such request, deliver to all Holders other than the Holders making such request notice thereof and each Holder shall have an opportunity to join in such request, and the Company shall thereafter as expeditiously as possible:

                 (a) prepare and file with the Commission a registration statement (which, in the case of an underwritten public offering pursuant to Section 2.1, shall be on a form of general applicability satisfactory to the managing underwriter selected as therein provided) with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for a period of one hundred eighty (180) days;

                  (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period specified in Section 4(a) above and comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement in accordance with the sellers' intended method of disposition set forth in such registration statement for such period;

                  (c) furnish to each seller of Registrable Securities and to each underwriter such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request in order to facilitate the public sale or other disposition of the Registrable Securities covered by such registration statement;

                  (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the sellers of Registrable Securities or, in the case of an underwritten public offering, the managing underwriter reasonably shall request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                  (e) use its best efforts to list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                  (f) promptly notify each seller of Registrable Securities and each underwriter under such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. The sellers of Registrable Securities agree upon receipt of such notice forthwith to cease making offers and sales of Registrable Securities pursuant to such registration statement or deliveries of the prospectus contained therein for any purpose until the Company has prepared and furnished such amendment or supplement to the prospectus as may be necessary so that, as thereafter delivered to purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

                  (g) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities is delivered to the underwriters for sale pursuant to such registration: (i) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five (5) business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

                  (h) make available for inspection upon reasonable notice during the Company's regular business hours by each seller of Registrable Securities, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

         The period of distribution of Registrable Securities in a firm commitment underwritten public offering shall be deemed to extend until each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of Registrable Securities in any other registration shall be deemed to extend until the earlier of the sale of all Registrable Securities covered thereby and one hundred eighty (180) days after the effective date thereof.

         In connection with each registration hereunder, the sellers of Registrable Securities shall (a) provide such information and execute such documents as may reasonably be required in connection with such registration,
(b) agree to sell Registrable Securities on the terms and conditions provided in any underwriting arrangements and (c) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, which arrangements shall not be inconsistent herewith.

         In connection with each registration pursuant to Sections 2 or 3 covering an underwritten public offering, the Company and each seller agree to enter into a written agreement with the managing underwriter selected in the manner herein provided in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

         5. Expenses. All expenses incurred by the Company in complying with Sections 2 and 3, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, and fees and reasonable disbursements of one counsel for the sellers of Registrable Securities selected by the Holders, but excluding any Selling Expenses, are "Registration Expenses". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities are "Selling Expenses".

         The Company will pay all Registration Expenses in connection with each registration statement under Sections 2 or 3. All Selling Expenses in connection with each registration statement under Sections 2 or 3 shall be borne by the participating sellers in proportion to the number of shares sold by each, or by such participating sellers other than the Company (except to the extent the Company shall be a seller) as they may agree.

         Notwithstanding the foregoing, if the registration request pursuant to
Section 2 hereof is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered, the Holders of a majority of the Registrable Securities shall forfeit their right to one demand registration pursuant to Section 2, unless such Holders elect to reimburse the Company for the expenses incurred by it attributable to the registration of such Registrable Securities, in which case the Holders of such Registrable Securities shall not be deemed to have exercised their right to require the Company to register Registrable Securities pursuant to Section 2;

provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to
Section 2.

         6.       Indemnification and Contribution.

                  (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2 or 3, the Company will indemnify and hold harmless each seller of such Registrable Securities thereunder and such seller's agents, employees, directors and officers, from and against any losses, claims, damages or liabilities, joint or several, to which such seller may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(iii) any violation of any applicable securities law, provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in reliance upon and in conformity with information furnished by such seller or an authorized officer of any such seller acting on behalf of such seller and each other person, if any, who controls such seller within the meaning of the Securities Act, or in writing by an authorized officer of the seller of Registrable Securities or by an officer or duly authorized agent or employee of such seller of Registrable Securities specifically for use in such registration statement or prospectus, and, provided further, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue or alleged untrue statement or omission or an alleged omission made in any preliminary prospectus or final prospectus if (1) the Company delivered to such Holder the final prospectus or prospectus supplement, (2) such Holder failed to send or deliver a copy of the final prospectus or prospectus supplement with or prior to the delivery of written confirmation of the sale of the Registrable Securities, and
(3) the final prospectus or prospectus supplement would have corrected such untrue statement or omission.

                  (b) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Sections 2 or 3, each seller of such Registrable Securities thereunder, severally and not jointly, will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact by such seller contained in the registration statement under which such Registrable Securities was registered under the Securities Act pursuant to Sections 2 or 3, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, (ii) the omission or alleged omission by such seller to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation of any applicable securities law by such seller, and will pay the legal fees and other expenses of the Company and each such officer, director, and controlling person incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; provided, further, however, that such seller shall not be liable only to the extent of the net proceeds received by such seller in the offering which contained such untrue statement or omission.

                  (c) Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to such indemnified party other than under this
Section 6 and shall only relieve it from any liability that it may have to such indemnified party under this Section 6 if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 6 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel as required by the local rules of such jurisdiction) at any time for all such indemnified parties.

                  (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this
Section 6 but it is judicially determined that such indemnification may not be enforced in such case notwithstanding the fact that this Section 6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 6; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented on the one hand (A) by the percentage that (i) the public offering price of its Registrable Securities offered by the registration statement less (ii) the purchase price originally paid by such Holder to the Company for such shares of Registrable Securities, bears to the public offering price of all securities offered by such registration statement, and (B) on the other hand, the relative fault of such Holder, other Holders or the Company, and the Company is responsible for the remaining portion; provided, however, that, in any such case, no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this
Section 6(d), the Holders shall not be required to contribute any amount in excess of the net amount received by such Holder pursuant to the sale of such Holder's Registrable Securities to the public.

                  (e) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

         7. Changes in Common Stock. If, and as often as, there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

         8. Rule 144 Reporting and Rule 144A Information. With a view to making available the benefits of certain rules and regulations of the Commission that may at any time permit the resale of the Registrable Securities without registration, the Company will:

                  (a) at all times after 90 days after any registration statement covering a public offering of securities of the Company under the Securities Act shall have become effective:

                           (i)      make and keep public information available,
as those terms are understood and defined in Rule 144 under the Securities Act;

                           (ii)     use its best efforts to file with the
Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                           (iii)    furnish to each holder of Registrable
Securities forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of such Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as such holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such holder to sell any Registrable Securities without registration; and

                  (b) at any time, at the request of any holder of shares of Registrable Securities, make available to such holder and to any prospective transferee of such Preferred Shares or shares of Registrable Securities the information concerning the Company described in Rule 144A(d)(4) under the Securities Act.

           9. Transfer of Registration Rights. The rights to cause the Company to register securities of the Company under Sections 2 and 3 hereof (the "Registration Rights") may be assigned by any Holder to any transferee who acquires an amount of Holder's Registrable Securities equal to at least 20% of the original amount of such Holder's shares of Registrable Securities together with the securities being transferred, provided that in each case the Company is given written notice, at the time or within a reasonable time after said transfer, stating the name and address of said transferee and identifying the securities with respect to which such registration rights are being assigned. No such assignment shall be effective unless the transferee shall be required, as a condition to such transfer, to agree in writing that he or it will receive and hold such securities subject to the provisions of this Agreement.

         10.      Miscellaneous.

                  (a) All covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including without limitation transferees of any Registrable Securities), whether so expressed or not, provided, however, that demand registration rights conferred in Section 2 on the Holders shall only inure to the benefit of a transferee if such transfer complies with Section 9 hereof.

                  (b) All notices, requests, consents and other communications hereunder shall be in writing and shall be mailed by certified or registered mail, return receipt requested, postage prepaid, sent by UPS or other recognized overnight courier service, or transmitted by facsimile, e-mail or other electronic means, addressed, if to the Company, at its principal office and if to any holder of Registrable Securities, to such Holder's address as shown on the records of the Company, or, in any case, at such other address or addresses as shall have been furnished in writing to the Company (in the case of a holder of Registrable Securities) or to the holders of Registrable Securities (in the case of the Company) in accordance with the provisions of this Section 10(b). Each such notice, request, consent or other communication shall be treated as effective or having been given (i) when delivered in person, or (ii) three (3) business days after being mailed by certified or registered mail, return receipt requested, (iii) one (1) business day after being sent by a recognized overnight courier service or (iv) when transmitted by facsimile, e-mail or other electronic means, provided that the sender receives confirmation of receipt, in the manner set forth in clause (i), (ii) or (iii) of this sentence.

                 (c) This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Georgia, without giving effect to the conflicts of law principles thereof.

                  (d) This Agreement may not be amended or modified, and no provision hereof may be waived, without the written consent of the Company and of the holders of at least a majority of all of the outstanding shares of Registrable Securities.

                  (e) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart executed by the party against whom enforcement is sought.

                  (f) The Company shall not grant to any third party any registration rights more favorable than, or inconsistent with, any of those contained herein, so long as any of the registration rights under this Agreement remains in effect.

                  (g) If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement unless the effect thereof would be to alter materially the effect of this Agreement, and this Agreement (if not so altered) shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

                  (h) This Agreement and the rights granted herein shall terminate on the tenth (10th) anniversary of the date of this Agreement.



            [THE REMAINDER OF THIS PAGE WAS LEFT BLANK INTENTIONALLY]

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


         IN WITNESS WHEREOF, the Company and the Purchasers have executed this Agreement, under seal, as of the day and year first above written.

                                  US REALTEL, INC.


                                  By:
                                     -------------------------------
                                  Name:
                                       -----------------------------
                                  Title:
                                        ----------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                    PURCHASERS:

                                    NORO MOSELEY PARTNERS V, L.P.


                                    By:
                                       ---------------------------------
                                    Name:
                                         -------------------------------
                                    Title:
                                          ------------------------------

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]


                                     WAKEFIELD GROUP III, LLC


                                     By:
                                         ------------------------------
                                     Name:
                                          -----------------------------
                                     Title:
                                           ----------------------------

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                            J. OLIVER CUNNINGHAM TRUST, dated
                            February 26, 1971, an Indiana trust


                            By:
                               -----------------------------------------
                            Name:    Ross J. Mangano
                            Title:   Trustee


                            ANNE. C. MCCLURE TRUST, dated February 26,
                            1971, an Illinois trust


                            By:
                               -----------------------------------------
                            Name:    Ross J. Mangano
                            Title:   Trustee


                            JANE C. WARRINER TRUST, dated February 26,
                            1971, an Indiana trust


                            By:
                               -----------------------------------------
                            Name:    Ross J. Mangano
                            Title:   Trustee